EXHIBIT 10.7
LEASE
RREEF AMERICA REIT II CORP. FFF,
a Maryland corporation,
Landlord,
and
AVANIR PHARMACEUTICALS,
a California corporation,
Tenant

i

TABLE OF CONTENTS
(continued)
EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1 – SITE PLAN
EXHIBIT B – INITIAL ALTERATIONS
EXHIBIT C – INITIAL PREMISES COMMENCEMENT DATE MEMORANDUM
EXHIBIT C-1 – ADDITIONAL PREMISES COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – EARLY POSSESSION AGREEMENT
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ii

GROSS (BY) OFFICE LEASE
REFERENCE PAGES

BUILDING:	101 Enterprise
Aliso Viejo, California

LANDLORD:	RREEF AMERICA REIT II CORP. FFF,
a Maryland corporation

LANDLORD’S ADDRESS:	101 Enterprise, Suite 150
Aliso Viejo, California 92656

WIRE INSTRUCTIONS AND/OR ADDRESS FOR	RREEF AMERICA REIT II CORP. FFF
RENT PAYMENT:	Department 2796
Los Angeles, California 90084-2796

LEASE REFERENCE DATE:	April 28, 2006

TENANT:	AVANIR PHARMACEUTICALS,
a California corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	101 Enterprise, Suite 300
Aliso Viejo, California 92656

(b) Prior to beginning of Term (if different):	11388 Sorrento Valley Road
San Diego, California 92121

PREMISES ADDRESS:	101 Enterprise, Suites 300, 320, 330 & 335 Aliso Viejo, California 92656

PREMISES RENTABLE AREA:	Approximately 17,609 sq. ft. (consisting of approximately 5,074 sq. ft. known as Suite 300 and approximately 6,245 sq. ft. known as Suite 320 (collectively, the “Initial Premises”) and approximately 4,939 sq. ft. known as Suite 330 and approximately 1,351 sq. ft. known as Suite 335 (collectively, the “Additional Premises”)). The Initial Premises and Additional Premises shall be collectively referred to herein as the “Premises”. For an outline of the Premises see Exhibit A.

SCHEDULED COMMENCEMENT DATES:	Initial Premises: June 15, 2006 (“Scheduled Initial Premises Commencement Date”)

Additional Premises: April 15, 2007 (“Scheduled Additional Premises Commencement Date”)

TERM OF LEASE:	Approximately five (5) years beginning on the Initial Premises Commencement Date and ending on the Termination Date. The period from the Initial Premises Commencement Date to the last day of the same month is the “Commencement Month.”

iii	Initials

TERMINATION DATE:	The last day of the sixtieth (60th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be June 14, 2011.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT FOR THE INITIAL PREMISES (Article 3):

Period		Rentable Square	Annual Rent	Annual Rent	Monthly Installment
from	through	Footage	Per Square Foot		of Rent
6/15/2006*	**	11,319	$31.80	$359,944.20	$29,995.35 ***

*	Or the actual Initial Premises Commencement Date.

**	One day prior to the Additional Premises Commencement Date.

***	Subject to abatement pursuant to Section 3.3 of this Lease.
ANNUAL RENT and MONTHLY INSTALLMENT OF
RENT FOR THE PREMISES (Article 3):

Period		Rentable Square	Annual Rent	Annual Rent	Monthly Installment
from	through	Footage	Per Square Foot		of Rent
Additional Premises Commencement Date	6/14/2007	17,609	$31.80	$559,966.20	$46,663.85
6/15/2007	6/14/2008	17,609	$32.75	$576,694.75	$48,057.90
6/15/2008	6/14/2009	17,609	$33.73	$593,951.57	$49,495.96
6/15/2009	6/14/2010	17,609	$34.74	$611,736.66	$50,978.06
6/15/2010	6/14/2011	17,609	$35.78	$630,050.02	$52,504.17

BASE YEAR (EXPENSES):	2006

BASE YEAR (TAXES):	2006

BASE YEAR (INSURANCE):	2006

TENANT’S PROPORTIONATE SHARE:	2.34% for the Initial Premises 3.64% for the Initial Premises and the Additional Premises, collectively, effective as of the Additional Premises Commencement Date

SECURITY DEPOSIT:	$57,754.59

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

AFTER-HOURS HVAC COST:	$60.00 per hour, subject to change from time to time in accordance with Section 13.2
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iv
Initials

PARKING:	Tenant shall be entitled to the non-exclusive use of Tenant’s Proportionate Share of unassigned, non-reserved parking passes at no charge to Tenant during the initial Term in accordance with the terms of this Lease, which as of the date of this Lease is 45 parking passes for the Initial Premises and an additional 25 parking passes for the Additional Premises, for a total of 70 parking passes for the Premises. Tenant shall be entitled to convert up to 5 parking passes to reserved covered parking passes. (See Article 30 on Parking.)

REAL ESTATE BROKER:	CB Richard Ellis, representing both Landlord and Tenant, to which Landlord shall pay a commission in connection with this Lease in accordance with a separate agreement

TENANT’S SIC CODE:	2834

BUILDING BUSINESS HOURS:	7:00 a.m. – 7:00 p.m., Monday through Friday (excluding Building holidays) and 8:00 a.m. – 2:00 p.m. Saturdays.
AMORTIZATION RATE:	N/A
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through E, all of which are made a part of the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		AVANIR PHARMACEUTICALS,
a Maryland corporation		a California corporation

By:	RREEF Management Company, a Delaware corporation, its Property Manager

By:		By:

Name:	Robin Iles	Name:	Eric K. Brandt

Title:	Vice President, District Manager	Title:	President and CEO

Dated:	, 2006	Dated:	, 2006

By:

		Name:	Keith Katkin

		Title:	Sr. Vice President, Sales and Marketing

		Dated:	, 2006

v

LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
     1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any (in Landlord’s reasonable judgment) improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Notwithstanding anything to the contrary set forth herein, except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the ADA with respect to the interior and exterior common areas of the Building, at its sole cost and expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
     1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws.
     1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s reasonable rules and regulations adopted from time to time regarding such use, which rules and regulations shall be generally applicable to all users of the parking facilities. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces (except as specifically set forth in the Reference Pages under “Parking”.

2. TERM.
     2.1 The Term of this Lease for the Initial Premises, subject to Tenant Delays (as defined below in Section 2.2), shall begin on the date that Landlord shall tender possession of the Initial Premises to Tenant with the Initial Premises Alterations (as defined in Exhibit B to this Lease) Substantially Complete (as defined below in this Section 2.1) (such date is the “Initial Premises Commencement Date”), and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. The Term of this Lease for the Additional Premises, subject to Tenant Delays, shall begin on the date that Landlord shall tender possession of the Additional Premises to Tenant with the Additional Premises Alterations Substantially Complete (the “Additional Premises Commencement Date”), and shall terminate on the Termination Date, unless sooner terminated by the provisions of this Lease. The Initial Premises Commencement Date shall be the “Commencement Date” as used in this Lease, except that with respect to obligations that are specific to the Additional Premises, the “Commencement Date” shall mean the Additional Premises Commencement Date. Tenant shall deliver a punch list of items of the Initial Premises Alterations that are not completed within thirty (30) days after Landlord tenders possession of the Initial Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items and to use commercially reasonable efforts to complete such items within thirty (30) days following receipt of such punch list. Tenant shall deliver a punch list of items of the Additional Premises Alterations not completed within thirty (30) days after Landlord tenders possession of the Additional Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items and to use commercially reasonable efforts to complete such items within thirty (30) days following receipt of such punch list. Tenant shall, at Landlord’s request, execute and deliver memorandum agreements provided by Landlord in the form of Exhibit C and Exhibit C-1 attached hereto, setting forth the Initial Premises Commencement Date, the Additional Premises Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after any such Landlord’s request, the information set forth in any such memorandum agreements provided by Landlord shall be conclusively presumed to be agreed and correct. The Initial Premises Alterations and the Additional Premises Alterations shall each be deemed to be “Substantially Complete” on the later of (a) date that all of the Initial Premises Alterations or the Additional Premises Alterations, as the case may be, have been performed, in accordance with the applicable Plans and with the exception of any punch list items of the type typically found on architectural “punch list”, and (b) the date Landlord receives from the appropriate governmental authorities, with respect to the Initial Alterations, all approvals necessary for the occupancy of the Premises, if any.
     2.2 Landlord shall use commercially reasonable efforts to Substantially Complete the Initial Premises Alterations on or before the Initial Premises Scheduled Commencement Date and the Additional Premises Alterations on or before the Additional Premises Scheduled Commencement Date. Tenant agrees that in the event of the inability of Landlord to so deliver possession of the Initial Premises on the Scheduled Initial Premises Commencement Date or the Additional Premises on the Scheduled Additional Premises Commencement Date, as the case may be, for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Initial Premises to Tenant and Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Additional Premises to Tenant. No such failure to give possession on the Scheduled Initial Premises Commencement Date or the Scheduled Additional Premises Commencement Date, as applicable, shall affect the other obligations of Tenant under this Lease, except that the actual Initial Premises Commencement Date and Additional Premises Commencement Date shall be postponed until the date that Landlord delivers possession of the Initial Premises and Additional Premises, respectively, to Tenant, except to the extent that such delay is as a result of a Tenant Delay. For purposes of this Lease, each of the following events shall constitute a “Tenant Delay”: (a) Tenant’s failure to agree to or deliver plans and specifications (in particular by the due dates set forth in Exhibit B) and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications (subject to any grace periods in Exhibit B); or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Initial Premises Commencement Date or the Additional Premises Commencement Date, as the case may be, and the payment of rent under this Lease shall be the date that Landlord could have delivered possession of the applicable Premises to Tenant absent such Tenant Delay. Landlord shall use reasonable efforts to notify Tenant in writing, of any circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay.
     2.3 Subject to the terms of this Section 2.3 and provided that this Lease has been fully executed by all parties, Tenant has execute the Early Possession Agreement attached as Exhibit E and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Initial Premises following Landlord’s Substantial Completion of the Initial Premises Alterations (but in any event not more than four (4) weeks prior to the Initial Premises Commencement Date), at Tenant’s sole risk solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty therein. Such possession prior to the Initial Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs with respect to the period of time prior to the Initial Premises Commencement Date during which Tenant occupies the Initial Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Initial Premises before the Initial Premises Commencement Date for any purpose other than as expressly provided in the preceding sentence, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs, and any other charges payable hereunder to Landlord for each day of possession before the Initial Premises Commencement Date. Said early possession shall not advance the Termination Date. Further, if Tenant takes possession of the Additional Premises before the Additional Premises Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs, and any other charges payable hereunder to Landlord for each day of possession before the Additional Premises Commencement Date.
     2.4 Notwithstanding the foregoing, if the Initial Premises Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the Initial Premises Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, subject to any then existing defaults by Tenant under Exhibit B, if any, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean the date which is 75 days after the later of the date this Lease is properly executed and delivered by Tenant, the date all prepaid rental and Security Deposits required under this Lease are delivered to Landlord, and the date the building permit for the Initial Premises Alterations has been obtained. Landlord shall make commercially reasonable efforts to timely obtain any such building permits. Landlord and Tenant acknowledge and agree that: (i) the determination of the Initial Premises Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Initial Premises Commencement Date is delayed due to events of Force Majeure (as defined in Article 31).
3. RENT.
     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided that Tenant shall be entitled to a grace period of 5 days for the first late payments of Rent in any 12 month period before such late fee shall apply. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
     3.3 Notwithstanding anything in this Lease to the contrary, so long as Tenant is not then in default under this Lease following written notice thereof, Tenant shall be entitled to an abatement of Monthly Installment of Rent solely with respect to the Initial Premises for the first forty-five (45) days of the Term (the “Monthly Rent Abatement Period”), in the

amount of $999.85 per day, which totals $44,993.03 (the “Abated Rent”). During the Monthly Rent Abatement Period, only Monthly Installment of Rent for the Initial Premises shall be abated as set forth above, and Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs for the Initial Premises, and all other costs and charges specified in this Lease, shall remain as due and payable pursuant to the provisions of this Lease, except to the extent expressly provided in Section 4.7 below.
4. RENT ADJUSTMENTS.
     4.1 For the purpose of this Article 4, the following terms are defined as follows:
          4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.
          4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs. The following items are also excluded from Expenses and in no event shall Tenant have any obligation to perform, pay directly or reimburse Landlord for any of the following except to the extent expressly provided herein:
     (a) Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, lease concessions, allowances, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building.
     (b) Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.
     (c) Any expenses for which Landlord has received actual reimbursement (other than through Expenses).
     (d) Sums paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.
     (e) Ground lease rental.
     (f) Interest (except as provided in this Lease for the amortization of capital improvements and except to the extent incurred as a result of any act or omission of Tenant).

     (g) Costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building.
     (h) Any fines, penalties or interest resulting from the gross negligence or willful misconduct of the Landlord or its agents or employees.
     (i) Landlord’s charitable and political contributions.
     (j) Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord or other tenants of the project of which Building is a part of any applicable laws.
     (k) The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.
     (l) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).
     (m) Principal payments of mortgage and other non-operating debts of Landlord.
     (n) The cost of operating any commercial concession which is operated by Landlord in the Building, including, without limitation, any compensation paid to clerks, attendants or other persons operating such commercial concessions on behalf of Landlord, but only to the extent revenues from any such commercial concessions exceed such costs and compensation.
     (o) All items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Expenses).
     (p) Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.
     (q) Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date hereof in or about the Building, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building.
     (r) All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.
     (s) The cost of correcting existing (as of the Commencement Date) violations of Title III of the Americans with Disabilities Act.
     (t) Rental and leasing costs of items which would be capital items if purchased.
     (u) Actual costs or expenses incurred by Landlord during a calendar year to the extent Landlord uses reserves to pay for such costs or expenses and such reserves are otherwise included in Expenses for such calendar year.
     (v) Except as expressly provided in the first paragraph of this Section 4.1.2, the cost of capital improvement items and the cost of fire sprinklers and suppression systems and other life safety systems.
          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.
          4.1.4 Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.

     4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each such excess amount.
     4.3 The annual determination of Expenses and Insurance Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a commercially reasonable confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one with expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within one hundred and twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.
     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
     4.5 When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
          4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).
     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
     4.7 Notwithstanding anything in this Lease to the contrary, so long as Tenant is not then in default under this Lease following written notice thereof, Tenant shall be entitled to an abatement of Tenant’s Proportionate Share of any Expenses, Insurance Costs and Taxes in excess of the applicable Base Year (as described in Section 4.2 above), if any, for the period commencing on the Initial Premises Commencement Date and ending on the day before the 12-month anniversary of the Initial Premises Commencement Date (the “Expense Abatement Period”) (collectively, the “Abated Expenses”). During the Expense Abatement Period, only Expenses, Insurance Costs and Taxes shall be abated as set forth above, and Tenant’s Monthly Installment of Rent, and all other costs and charges specified in this Lease, shall remain as due and payable pursuant to the provisions of this Lease, except to the extent expressly provided in Section 3.3 above.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s Event of Default. In an Event of Default, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Event of Default. If any portion is so used, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
6. ALTERATIONS.
     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In addition, Tenant shall have the right to perform, with prior notice but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $25,000.00 in the aggregate during any 12-month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Article 6.
     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work (but this fee shall apply only if Landlord performs or contracts for the work or, at Tenant’s request, supervises the work for Tenant), plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.
     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2; provided that Landlord may require such a deposit only to the extent that the approved alterations, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements.
7. REPAIR.
     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. However, notwithstanding the foregoing, Landlord agrees that the base Building, electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within thirty (30) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same. Subject to the foregoing, by taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.
     7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.
     7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
     7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within twenty (20) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall reasonably accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within ten (10) days of Landlord’s written demand.
9. ASSIGNMENT AND SUBLETTING.
     9.1 Except as provided herein with respect to a Permitted Transfer, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3 In addition to Landlord’s right to approve of any subtenant or assignee, except in the case of a Permitted Transfer, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises that is at least 25% of the Premises for all or substantially all of the remaining Term, to recapture the portion of the Premises to be so sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) business days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.
     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, reasonable attorneys fees, and tenant improvements in connection with such sublease, assignment or other transfer.
     9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve significant increased personnel or significant wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease (the “Review Reimbursement”). Except as otherwise expressly provided herein, the Review Reimbursement shall not exceed $1,000.00 (the “Cap”). If: (a) Tenant fails to execute Landlord’s standard form of consent without any changes to this Lease, without material changes to the consent and without material negotiation of the consent, and (b) Landlord shall notify Tenant that the Review Reimbursement shall exceed the Cap as a result of such changes and/or negotiation, and (c) Tenant elects to proceed with such changes and/or negotiation, then the Cap shall not apply and Tenant shall pay to Landlord the Assignment/Subletting Fee plus the Review Reimbursement in full. The foregoing shall in no event be deemed to be a right of Tenant to rescind its written notice to Landlord requesting consent to a transfer of this Lease or a sublease of all or a portion of the Premises as provided in Section 9.1. In the event that Tenant fails to notify Landlord of its election as provided in subsection (c) above within three (3) business days following Landlord’s notice to Tenant of the excess described in subsection (b) above, then Tenant shall be deemed to have elected proceed with any such changes and/or negotiation and the Cap shall not apply. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.
     9.7 Unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange, or if at least fifty-one (51%) of its voting stock is owned by another entity, the voting stock of which is so listed (in either of which case an acquisition of a controlling interest in Tenant while Tenant is so listed shall not be a Transfer, even if such acquisition is by a privately held entity that later causes Tenant to be removed from such securities exchange), if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.
     9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in an Event of Default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, either (I) Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease, or (II) in the event such transferee does not have a net worth equal to or greater than Tenant’s net worth as of the date of the Lease, Tenant obtains and delivers to Landlord a written guaranty from an entity (X) that is incorporated or organized in the United States, (Y) that is not on the OFAC list, and (Z) has a net worth that is equal to greater than the net worth of Tenant as of the date of the Lease, in a form reasonably acceptable to Landlord, guaranteeing Tenant’s obligations under this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization, or shall obtain and deliver to Landlord a written guaranty from an entity (x) that incorporated or organized in the United States, (y) that is not on the OFAC list, and (z) has a net worth that is equal to greater than the net worth of Tenant as of the date of the Lease, in a form reasonably acceptable to Landlord, guaranteeing Tenant’s obligations under this Lease. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
10. INDEMNIFICATION.
     10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
     10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents or employees.
11. INSURANCE.
     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.
     11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Initial Premises Commencement Date and the Additional Premises Commencement Date and at least thirty (30) days prior to each renewal of said insurance.
     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES.
     13.1 Provided there is no Event of Default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises (including for use outside of Building Business Hours for occasional after-hours use); (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use (including for use outside of Building Business Hours for occasional after-hours use). To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within ten (10) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.
     13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above (other than electricity and water for typical office use for occasional use outside of Building Business Hours), Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages; provided that any increases in such charge for after-hours HVAC service shall be limited to increases in Landlord’s actual, reasonable costs of supplying the after-hours HVAC services, including reasonable administration fees.
     13.3 Wherever heat-generating machines or equipment (other than standard office equipment such as printers and copy machines) are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.
     13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand , the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.
     13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations adopted from time to time regarding such use, which rules and regulations shall be generally applicable to all occupants of the Building, and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.
     13.6 Tenant shall have access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.
17. REENTRY BY LANDLORD.
     17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business or operations of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known (in which event Landlord shall reimburse Tenant for replacement of a one month supply of stationary and a reasonable supply of business cards and advertising materials) provided the changes do not materially affect Tenant’s ability to use the Premises for the permitted use set forth in the Reference Pages or unreasonably interfere with Tenant’s access to the Premises. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise commercially reasonable efforts to perform any entry into the Premises that occurs during normal business hours in a manner that is reasonably designed to minimize interference and disruption with the operation of Tenant’s business in the Premises.

     17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.
18. DEFAULT.
     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.
          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.
          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due for purposes of any state or federal insolvency proceeding with respect to Tenant, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19. REMEDIES.
     19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):
          19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
               19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

               19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;
               19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;
               19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
               19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.
The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;
          19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or
          19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.
     19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.
     19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
     19.6 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

     19.7 If, on account of any Event of Default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.
     19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such Event of Default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within ten (10) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
               20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. Landlord shall use commercially reasonable efforts to end or minimize interference or disturbance by other tenants or third persons after Tenant has requested Landlord to do so in writing; provided however, that Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
22. CASUALTY.
     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

     22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, provided that any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease has been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant. Landlord shall, within ten (10) business days after receipt of a written request from Tenant, execute and deliver a commercially reasonable estoppel certificate to Tenant’s lender. Such estoppel certificate shall provide a certification solely as to (i) the date of commencement of this Lease, (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rent payable under this Lease have been paid; (iv) that, to the best of Landlord’s actual knowledge, there are no current defaults under this Lease by Tenant except as specified in Landlord’s statement.
26. SURRENDER OF PREMISES.
     26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and an appointment for the second to be agreed upon to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

     26.2 All alterations, additions, and improvements (but not Tenant’s personalty) in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord; provided, however, if Tenant has a bona fide estimate from a contractor acceptable to Landlord for the removal and repair work which is less than the estimated amount stated in Landlord’s notice to Tenant for the same work, and such contractor agrees to provide equal pricing to Landlord, Landlord shall elect to either accept such lower amount from Tenant or shall require Tenant to remove the subject Alterations and Personalty, which removal shall be performed in accordance with the terms hereof.
     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon written demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income or corporate franchise taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. RELOCATION OF TENANT. [Intentionally Omitted]

30. PARKING.
     30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Page of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:
          30.1.1 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges, without deduction or offset, on the first day of each month during the Term of this Lease; provided that during the initial Term of this Lease there shall be no charge for number and type of parking passes as set forth on the Reference Page of this Lease. Landlord will notify Tenant upon not less than thirty (30) days’ notice of any increases in the monthly parking charges prior to billing Tenant any increases. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.
          30.1.2 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, which Rules shall be generally applicable to all users of the Parking Facility, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.
          30.1.3 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to perform any repairs, renovations or re-striping of the Parking Facility in a manner which will require closure of only those portions of the Parking Facility affected by such repairs, renovations or re-striping and not the closure of the entire Parking Facility.
          30.1.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Building (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.
          30.1.5 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and may not be assigned or transferred except in connection with an assignment or sublease permitted under this Lease.
          30.1.6 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.
     30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.
31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (except the obligations of either party to pay money to the other party, including rental, Security Deposit and other charges, pursuant to the Lease), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).
32. TENANT’S AUTHORITY.
     32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
     32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. So long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.
34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.
35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.
39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
40. OPTION TO RENEW.
     40.1 Provided this Lease is in full force and effect and there is no Event of Default under this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
          40.1.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.
          40.1.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current Term of this Lease shall be increased to reflect the Prevailing Market (as defined in Section 40.1.5) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current Term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current Term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within six percent (6%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.

          40.1.3 This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee (except pursuant to a Permitted Transfer) have any rights to exercise the aforesaid option to renew.
          40.1.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.
          40.1.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the South Orange County, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.
41. RIGHT OF FIRST OFFER.
     41.1 Tenant shall have the on-going right of offer (the “Offer Right”) to lease any space located in the Building (“Offer Space”), provided that said space is not already encumbered by options of existing tenants at the Building, effective at such time as the subject Offer Space is vacated by the prior tenant (or, if the prior tenant has confirmed in writing that tenant will not extend or renew its lease prior to vacating the Offer Space, upon such time as Landlord receives such written confirmation). In such event, Landlord shall give written notice to Tenant of the availability of the subject Offer Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of fifteen (15) days in which to exercise Tenant’s Offer Right to lease the entire subject Offer Space only pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space. If Tenant exercises its Offer Right for the Offer Space in accordance with the terms and conditions of this Article 41, effective as of the date Landlord delivers the subject Offer Space (the “Delivery Date”), such Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease, except as set forth in Landlord’s notice and as follows:
          41.1.1 Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the subject Offer Space, as the case may be.
          41.1.2 the Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Offer Space or grant Tenant any improvement allowance thereon except as may be provided in Landlord’s written notice of the Offer Right to Tenant.
          41.1.3 Tenant shall, prior to the beginning of the term for the subject Offer Space, as the case may be, execute a written memorandum or amendment confirming the inclusion of the subject Offer Space and the Monthly Installment of Rent and Annual Rent applicable thereto.
     41.2 Tenant shall have no such Offer Right with respect to the subject Offer Space, as the case may be, and Landlord need not provide Tenant with a written notice of the same, if:
          41.2.1 There is an Event of Default under this Lease at the time that Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or
          41.2.2 the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or
          41.2.3 this Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or
          41.2.4 Tenant (or a Permitted Transferee) is not occupying the Premises on the date Landlord would otherwise deliver its written notice of the Offer Right as described above; or

          41.2.5 the subject Offer Space is not intended for the exclusive use of Tenant during the Term; or
          41.2.6 the existing tenant in the subject Offer Space is interested in extending or renewing its lease for such Offer Space or entering into a new lease for such Offer Space.
     41.3 If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.
The rights of Tenant hereunder with respect to the Offer Space shall terminate on the earlier to occur of: (i) the expiration of the initial Term of this Lease (or, if Tenant exercise its Renewal Option, the expiration of the Renewal Term); (ii) with respect to any particular availability, the date Landlord would have provided Tenant written notice of the Offer Right as described herein above if Tenant had not been in violation of one or more of the conditions set forth in Section 41.2 above; and (iii) with respect to any particular availability, Tenant’s failure to exercise its Offer Right within the fifteen (15) day period provided in Section 41.1 above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Offer Right, but failed to exercise its right within the fifteen (15) day period provided in paragraph 41.1 above, and (ii) within six (6) months after the end of such fifteen (15) day period, period, Landlord proposes to lease the same Offer Space to a third party on terms that are substantially different than those offered to Tenant. For purposes hereof, the terms offered to a third party shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the “bottom line” cost per rentable square foot of the Offer Space to the third party when compared with the “bottom line” cost per rentable square foot offered to Tenant, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.
     41.5 Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.
42. SUITE SIGNAGE. Landlord shall provide and install, at Landlord’s sole cost and expense, the initial signage for Tenant in the Building directory and Building standard suite signage at the entry to the Premises. Such signage shall consist of Building standard materials and shall comply with current Building specifications.
43. EYEBROW SIGNAGE. Tenant shall have the right to have eyebrow signage located on the Enterprise side of the Building (the “Eyebrow Signage”). The exact location of the Eyebrow Signage shall be subject to all applicable Regulations and Landlord’s prior written approval, which approval shall not be unreasonably withheld, provided that the location does not detract from the first-class quality of the Building. Such right to Eyebrow Signage is personal to Tenant and is subject to the following terms and conditions:
     43.1 Tenant shall submit plans and drawings for the Eyebrow Signage to the City of Aliso Viejo and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations.
     43.2 Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Eyebrow Signage.
     43.3 The Eyebrow Signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.
     43.4 Tenant shall maintain the Eyebrow Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Eyebrow Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Eyebrow Signage. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Eyebrow Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Eyebrow Signage may be revoked and terminated upon occurrence of any of the following events:
          43.4.1 There is an Event of Default under this Lease.
          43.4.2 Tenant occupies less than fifty percent (50%) of the Premises.

          43.4.3 This Lease shall terminate or otherwise no longer be in effect.
     43.5 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Eyebrow Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Eyebrow Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Eyebrow Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor.
     43.6 The rights provided in this Article 43 are subject and subordinate to the existing rights of RemedyTemp Inc., a California corporation (or its successor in interest at the Building) (“RemedyTemp”), and shall be non-transferable unless otherwise agreed in writing by Landlord and by RemedyTemp, each in its sole discretion. Notwithstanding the foregoing, Landlord shall not disapprove a transfer of the Eyebrow Signage in connection with a Permitted Transfer, so long as the original name of Tenant hereunder remains on the Eyebrow Signage. If the name on the Eyebrow Signage will change in connection with such Permitted Transfer, Landlord shall have the right to approve the new name on the Eyebrow Signage, which approval shall not be unreasonably withheld.
44. BUILDING SIGNAGE. In the event Tenant leases fifty percent (50%) or more of the Building, Tenant shall have the right of first offer to have one exclusive sign to be located on top of the Building (the “Building Signage”) at such time as space becomes available during the Term. In such event, Landlord shall give written notice to Tenant of the availability of space for the Building Signage and Tenant shall have a period of five (5) days to notify Landlord that Tenant exercises its right of first offer for the Building Signage. The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval, which approval shall not be unreasonably withheld, provided that the location does not detract from the first-class quality of the Building. Such right to Building Signage is personal to Tenant and is subject to the following terms and conditions:
     44.1 Tenant shall submit plans and drawings for the Building Signage to the City of Aliso Viejo and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations.
     44.2 Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage.
     44.3 The Building Signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.
     44.4 Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Building Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Building Signage. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:
          44.4.1 There is an Event of Default under this Lease.
          44.4.2 Tenant occupies less than fifty percent (50%) of the Building.
          44.4.3 This Lease shall terminate or otherwise no longer be in effect.
     44.5 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor.

     44.6 The rights provided in this Article 44 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion. Notwithstanding the foregoing, Landlord shall not disapprove a transfer of the Building Signage in connection with a Permitted Transfer, so long as the original name of Tenant hereunder remains on the Building Signage. If the name on the Building Signage will change in connection with such Permitted Transfer, Landlord shall have the right to approve the new name on the Building Signage, which approval shall not be unreasonably withheld.
45. MONUMENT SIGNAGE.
     45.1 Provided that no Event of Default exists under the terms of this Lease, and Tenant leases and occupies the Premises, Tenant shall have the right of first offer to place its name on the Building’s monument sign (the “Monument Sign”) at such time as space becomes available during the Term, which shall be at Tenant’s sole cost, and subject to governmental approval. In such event, Landlord shall give written notice to Tenant of the availability of space on the Monument Sign and Tenant shall have a period of five (5) days to notify Landlord that Tenant desires to put its name on the Monument Sign. The design, size and color of the signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and all Regulations, and Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. The location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. Upon expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, or if Tenant ceases to lease or occupy the Premises, Landlord, at Tenant’s cost, payable as additional rent within five (5) business days after demand therefor, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.
     45.2 The rights provided in this Article 45 shall be non-transferable unless otherwise agreed by Landlord in writing. Notwithstanding the foregoing, Landlord shall not disapprove a transfer of the Monument Signage in connection with a Permitted Transfer, so long as the original name of Tenant hereunder remains on the Monument Signage. If the name on the Monument Signage will change in connection with such Permitted Transfer, Landlord shall have the right to approve the new name on the Monument Signage, which approval shall not be unreasonably withheld.
46. LANDLORD DEFAULT. In addition to any of Tenant’s rights or remedies at law but except as expressly waived in this Lease and subject to Article 47, Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of 30 days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said 30 day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said 30 day period, or having commenced the curative action within said 60 day period, fails to diligently pursue same) and (ii) each mortgagee of whose identity Tenant has been notified in writing shall have failed to cure such default within 30 days (or such longer period of time as may be specified in any written agreement between Tenant and mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.
47. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises is located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		AVANIR PHARMACEUTICALS,
a Maryland corporation		a California corporation

By:	RREEF Management Company, a Delaware corporation, its Property Manager

By:		By:

Name:	Robin Iles	Name:	Eric K. Brandt

Title:	Vice President, District Manager	Title:	President and CEO

Dated:	, 2006	Dated:	, 2006

By:

		Name:	Keith Katkin

		Title:	Sr. Vice President, Sales and Marketing

		Dated:	, 2006

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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Initials

EXHIBIT A-1 – SITE PLAN
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
Exhibit A-1 is intended only to show the general location of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT B – INITIAL ALTERATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
1. This Exhibit B shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Initial Premises and the Additional Premises for Tenant’s use. All improvements described in this Exhibit B to be constructed in and upon the Initial Premises by Landlord in accordance with the Initial Premises Plans (as defined below) are hereinafter referred to as the “Initial Premises Alterations” and all improvements described in this Exhibit B to be constructed in and upon the Additional Premises by Landlord in accordance with the Additional Premises Plans (as defined below) are hereinafter referred to as the “Additional Premises Alterations”. The Initial Premises Alterations and the Additional Premises Alterations shall sometimes be collectively referred to herein as the “Initial Alterations”. It is agreed that construction of the Initial Alterations will be completed at Landlord’s sole cost and expense (subject to the Initial Premises Maximum Amount and the Additional Premises Maximum Amount (hereinafter defined) and further subject to the terms of Section 5 below), using Building standard methods, materials, and finishes, in a good and workmanlike manner, and in accordance with the Initial Premises Plans and the Additional Premises Plans, as the case may be. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the Initial Premises Plans (hereinafter defined) for the Initial Premises Alterations have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Initial Premises Alterations at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of the Initial Premises Alterations (inclusive of the hard and soft costs of the Initial Premises Alterations, including the cost of preparing the Initial Premises Plans, obtaining permits, a construction management fee equal to three percent (3%) of the total construction costs and other related costs such as design and other professional fees and permitting costs) shall be limited to $169,785.00 (the “Initial Premises Maximum Amount”) and that Tenant shall be responsible for the cost of the Initial Premises Alterations, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Initial Premises Maximum Amount. Landlord and Tenant acknowledge that the Additional Premises Plans (hereinafter defined) for the Additional Premises Alterations have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Additional Premises Alterations at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of the Additional Premises Alterations (inclusive of the hard and soft costs of the Additional Premises Alterations, including the cost of preparing the Additional Premises Plans, obtaining permits, a construction management fee equal to three percent (3%) of the total construction costs and other related costs such as design and other professional fees and permitting costs) shall be limited to $94,350.00 (the “Additional Premises Maximum Amount”) and that Tenant shall be responsible for the cost of the Additional Premises Alterations, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Additional Premises Maximum Amount. Landlord shall obtain bids for the Initial Alterations from up to three (3) general contractors identified by Tenant and reasonably approved by Landlord; provided that any such general contractor must at a minimum be qualified (with good references), bonded, licensed in the state in which the Alterations are being performed, and carry the insurance required by Landlord, all as reasonably determined by Landlord. Landlord shall consult with Tenant upon receipt of such bids, and following such consultation shall enter into a direct contract for the Initial Alterations with a general contractor selected by Landlord. Landlord shall not be required to select the contractor that presents the lowest bid. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Initial Alterations.
2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (the “Initial Premises Plans”) necessary to construct the Initial Premises Alterations, which plans shall be subject to approval by Landlord and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (the “Additional Premises Plans”) necessary to construct the Additional Premises Alterations, which plans shall be subject to approval by Landlord and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. The Initial Premises Plans and the Additional Premises Plans shall sometimes be collectively referred to herein as the “Plans”. Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Initial Premises and the Additional Premises, as the case may be, and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and

B-1
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for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that the final approved Initial Premises Plans can be delivered to Landlord on or before May 12, 2006 (the “Initial Premises Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to the architect and engineers as and when requested by them. The final approved Additional Premises Plans shall be delivered to Landlord on or before February 28, 2007 (the “Additional Premises Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to the architect and engineers as and when requested by them. Each of the Initial Premises Plans Due Date and the Additional Premises Plans Due Date shall be extended by one day for each day of Landlord Delay (defined below) in responding to Tenant’s requests for approval of the Plans or revisions thereto corresponding to the applicable Premises. Tenant covenants and agrees to cause the final, approved Plans to be delivered to Landlord on or before the Initial Premises Plans Due Date and the Additional Premises Plans Due Date, as applicable, and to devote such time as may be necessary in consultation with the architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of the Plans by Tenant. If the Initial Premises Plans are not fully completed and approved by the Initial Premises Plans Due Date, Tenant shall be responsible for one day of Tenant Delay for each day during the period beginning on the day following the Initial Premises Plans Due Date and ending on the date completed Initial Premises Plans are approved. If the Additional Premises Plans are not fully completed and approved by the Additional Premises Plans Due Date, Tenant shall be responsible for one day of Tenant Delay for each day during the period beginning on the day following the Additional Premises Plans Due Date and ending on the date completed Additional Premises Plans are approved. (The word “architect” as used in this Exhibit B shall include an interior designer or space planner.) Landlord shall respond to any Tenant request for approval of its Plans or any revisions thereto within three (3) business days following receipt thereof, and each day beyond such three (3) business day period in which Landlord fails to respond shall be considered one (1) day of “Landlord Delay” for purposes of this Exhibit B.
3. If Landlord’s estimate and/or the actual cost of the Initial Premises Alterations shall exceed the Initial Premises Maximum Amount, Landlord, prior to commencing any construction of the Initial Premises Alterations, shall submit to Tenant a written estimate setting forth the anticipated cost of the Initial Premises Alterations, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Initial Premises Alterations. If Landlord’s estimate and/or the actual cost of the Additional Premises Alterations shall exceed the Additional Premises Maximum Amount, Landlord, prior to commencing any construction of the Additional Premises Alterations, shall submit to Tenant a written estimate setting forth the anticipated cost of the Additional Premises Alterations, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Additional Premises Alterations. If Tenant notifies Landlord of such objections and desired changes with respect to either the Initial Premises Alterations or the Additional Premises Alterations, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate and such period shall not be considered a Tenant Delay with respect to the applicable Initial Alterations; provided that if Landlord and Tenant are unable to agree on an alternative cost estimate within three (3) days after Tenant’s notification, then Landlord may either (a) proceed with construction of the applicable Initial Alterations using Landlord’s cost estimate, including any revisions to which Landlord and Tenant have agreed as of that date, or (b) if Tenant so requests in writing, Landlord may elect to continue to work with Tenant to further revise the cost estimate or applicable Initial Alterations, in which event any delay in completion of the applicable Initial Alterations beyond the 3-day period above shall be a Tenant Delay.
4. If Landlord’s estimate and/or the actual cost of construction shall exceed the Initial Premises Maximum Amount (such amounts exceeding the Initial Premises Maximum Amount being herein referred to as the “Initial Premises Excess Costs”), Tenant shall pay to Landlord such Initial Premises Excess Costs, plus any applicable state sales or use tax thereon, upon demand. If Landlord’s estimate and/or the actual cost of construction shall exceed the Additional Premises Maximum Amount (such amounts exceeding the Additional Premises Maximum Amount being herein referred to as the “Additional Premises Excess Costs”), Tenant shall pay to Landlord such Additional Premises Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.
5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared as soon as practicable, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand to the extent that the cost of performing such revisions cause the cost of the Initial Premises Alterations to exceed the Initial Premises Maximum Amount or the cost of performing such revisions cause the cost of the Additional Premises Alterations to exceed the Additional Premises Maximum

B-2
Initials

Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one business day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Initial Premises or the Additional Premises, as applicable, disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Initial Premises or the Additional Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Initial Premises or the Additional Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Initial Premises Maximum Amount, such increased estimate or costs shall be deemed Initial Premises Excess Costs pursuant to Section 4 hereof and Tenant shall pay such Initial Premises Excess Costs, plus any applicable state sales or use tax thereon, upon demand. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Additional Premises Maximum Amount, such increased estimate or costs shall be deemed Additional Premises Excess Costs pursuant to Section 4 hereof and Tenant shall pay such Additional Premises Excess Costs, plus any applicable state sales or use tax thereon, upon demand.
6. Following approval of the Initial Premises Plans and the payment by Tenant of the required portion of the Initial Premises Excess Costs, if any, Landlord shall cause the Initial Premises Alterations to be constructed substantially in accordance with the approved Initial Premises Plans. Landlord shall notify Tenant of substantial completion of the Initial Premises Alterations. Following approval of the Additional Premises Plans and the payment by Tenant of the required portion of the Additional Premises Excess Costs, if any, Landlord shall cause the Additional Premises Alterations to be constructed substantially in accordance with the approved Additional Premises Plans. Landlord shall notify Tenant of substantial completion of the Additional Premises Alterations.
7. Any portion of the Initial Premises Maximum Amount which exceeds the cost of the Initial Premises Alterations or is otherwise remaining after September 30, 2006 may be added to the Additional Premises Maximum Amount. Any portion of the Additional Premises Maximum Amount (including any addition thereto carried over from the Initial Premises Maximum Amount) which exceeds the cost of the Additional Premises Alterations or is otherwise remaining after September 30, 2007, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.
8. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-3
Initials

EXHIBIT C – INITIAL PREMISES COMMENCEMENT DATE MEMORANDUM
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
INITIAL PREMISES COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM, made as of ___, 20___, by and between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“Landlord”) and AVANIR PHARMACEUTICALS, a California corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference April 28, 2006 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 11,319 square feet for the Initial Premises and approximately 6,290 square feet for the Additional Premises, for a total of approximately 17,609 rentable square feet at the building commonly known as 101 Enterprise, Aliso Viejo, California.

B.	Tenant is in possession of the Initial Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Initial Premises Commencement Date and the Termination Date and other matters under the Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
1.	The Initial Premises Commencement Date is ___.

2.	The actual Termination Date is ___.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages for the Initial Premises is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		AVANIR PHARMACEUTICALS,
a Maryland corporation		a California corporation

By:	RREEF Management Company, a
Delaware corporation, its Property Manager

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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Initials

EXHIBIT C-1 – ADDITIONAL PREMISES COMMENCEMENT DATE MEMORANDUM
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
ADDITIONAL PREMISES COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM, made as of ___, 20___, by and between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“Landlord”) and AVANIR PHARMACEUTICALS, a California corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference April 28, 2006 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 11,319 square feet for the Initial Premises and approximately 6,290 square feet for the Additional Premises, for a total of approximately 17,609 rentable square feet at the building commonly known as 101 Enterprise, Aliso Viejo, California.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Additional Premises Commencement Date and the Termination Date and other matters under the Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
1.	The Additional Premises Commencement Date is ___.

2.	The actual Termination Date is ___.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages for the Premises is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		AVANIR PHARMACEUTICALS,
a Maryland corporation		a California corporation

By:	RREEF Management Company, a
Delaware corporation, its Property Manager

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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Initials

EXHIBIT D – RULES AND REGULATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.
2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.
4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.
5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.
6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.
7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.
8. Landlord will furnish Tenant ten (10) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.
10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.
11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as

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to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass and is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.
14. Tenant shall not waste electricity, water or air conditioning. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.
16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.
17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.
18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.
19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.
21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address and provided that Tenant may use images of the Building on its website with Landlord’s prior approval. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.
22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.
23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

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24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.
25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.
26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.
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EXHIBIT E – EARLY POSSESSION AGREEMENT
attached to and made a part of the Lease bearing the
Lease Reference Date of April 28, 2006 between
RREEF AMERICA REIT II CORP. FFF, a Maryland corporation, as Landlord and
AVANIR PHARMACEUTICALS, a California corporation, as Tenant
EARLY POSSESSION AGREEMENT
     Reference is made to that Lease dated April 28, 2006, between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“Landlord”) and AVANIR PHARMACEUTICALS, a California corporation (“Tenant”), for the premises located in the City of Aliso Viejo, County of Orange, State of California, commonly known as 101 Enterprise.
     It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease, Tenant may occupy the Premises on                                                             . The first Monthly Installment of Rent is due on                     .
     Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises other than the payment of Rent.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. FFF,		AVANIR PHARMACEUTICALS,
a Maryland corporation		a California corporation

By:	RREEF Management Company, a
Delaware corporation, its Property Manager

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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